Exhibit 23(b).
                                                                  -------------





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Registration Statements (Forms S-8 No. 333-30306, No. 333-92757, No. 333-83707, No. 333-34175, No. 33-59099, No.
33-54689, and No. 33-51653) of Thomas Industries Inc. of our report dated January 19, 2001, with respect to the consolidated financial statements of Genlyte Thomas Group LLC and subsidiaries included in the Form 10-K for the year ended December 31, 2000.



                                                    /s/  ARTHUR ANDERSEN LLP



Louisville, Kentucky
March 23, 2001